Exhibit 5.1

July 19, 2006

Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, PA 15258

Mellon Funding Corporation

One Mellon Center

500 Grant Street

Pittsburgh, PA 15258

Mellon Capital III

c/o Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, PA 15258

Mellon Capital IV

c/o Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, PA 15258

Mellon Capital V

c/o Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, PA 15258

Re:	Registration Statement on Form S-3 of Mellon Financial Corporation, Mellon

Funding Corporation, Mellon Capital III, Mellon Capital IV, and Mellon Capital V

Dear Sirs:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Mellon Financial Corporation, a Pennsylvania corporation (the “Corporation”), Mellon Funding Corporation, a Pennsylvania corporation (the “Company”), and each of Mellon Capital III, Mellon Capital IV and Mellon Capital V, each a Delaware business trust (each a “Trust” and collectively, the “Trusts”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement becomes effective upon filing with the Commission. The Prospectus contemplates that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

The Prospectus, as supplemented by the various Prospectus Supplements, will provide for:

(a)	the proposed issuance and sale by the Corporation or the Company, as applicable, of an indeterminate amount of:

(i)	senior debt securities (the “Senior Debt Securities”) issued by the Company consisting of senior unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, and guaranteed as to payment of principal, premium, if any, and interest, if any, by the Corporation (the “Senior Debt

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Guarantee”), to be issued under an Indenture, dated as of May 2, 1988, as supplemented by the First Supplemental Indenture, dated as of November 29, 1990, and the Second Supplemental Indenture, dated as of June 12, 2000 (the “Senior Indenture”), among the Company, the Corporation and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee;

(ii)	subordinated debt securities (the “Subordinated Debt Securities”) issued by the Company consisting of subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, and guaranteed as to payment of principal, premium, if any, and interest, if any, by the Corporation (the “Subordinated Debt Guarantee”), to be issued under an Indenture, dated as of June 12, 2000, as supplemented by the First Supplemental Indenture, dated as of April 30, 2001 and the Second Supplemental Indenture, dated as of March 5, 2004 (the “Subordinated Indenture”), among the Company, the Corporation and Union Bank of California, National Association as successor to J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., as trustee;

(iii)	junior subordinated debentures issued by the Company (the “Company Junior Subordinated Debentures”), consisting of junior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, guaranteed as to payment of principal, premium, if any, and interest, if any, by the Corporation (the “Junior Subordinated Guarantee” and, collectively with the Senior Debt Guarantee and the Subordinated Debt Guarantee, the “Debt Guarantees”), to be issued under a Junior Subordinated Indenture (the “New Junior Subordinated Indenture”), that is expected to be entered into among the Company, the Corporation and JPMorgan Chase Bank, as trustee;

(iv)	junior subordinated debentures issued by the Corporation (the “Corporation Junior Subordinated Debentures” and, collectively with the Senior Debt Securities, the Subordinated Debt Securities and the Company Junior Subordinated Debentures, the “Debt Securities”), consisting of junior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Junior Subordinated Indenture, dated as of December 3, 1996 (the “Existing Junior Subordinated Indenture” and collectively with the New Junior Subordinated Indenture, the Senior Indenture and the Subordinated Indenture, the “Indentures”), between the Corporation and JPMorgan Chase Bank, as trustee;

(v)	shares of common stock of the Corporation, $.50 par value per share and any associated stock purchase right (the “Common Stock”);

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(vi)	shares of preferred stock of the Corporation, par value $1.00 per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), evidenced by depositary receipts (“Depositary Receipts”);

(vii)	contracts to purchase a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”);

(viii)	units consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts (the “Stock Purchase Units”);

(ix)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination of the same (the “Warrants”); and

(x)	unconditional and irrevocable guarantees (the “Trust Preferred Securities Guarantees” and each a “Trust Preferred Securities Guarantee”), of certain payments and obligations of each of the Trusts to be issued by the Corporation under one or more Guarantee Agreements (the “Guarantee Agreements” and each a “Guarantee Agreement”), that are expected to be entered into between the Corporation and JPMorgan Chase Bank, as trustee, with respect to Preferred Securities proposed to be issued by each such Trust; and.

(b) the proposed issuance and sale by the Trusts of an indeterminate amount of preferred securities representing beneficial ownership interests in such Trusts (the “Trust Preferred Securities”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants, the Debt Guarantees, the Trust Preferred Securities and the Trust Preferred Securities Guarantees are referred to herein collectively as the “Securities.”

I have acted as counsel for the Corporation and the Company in connection with the proposed issue and sale of the Securities. I, or those acting under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and records and have made such investigation of fact and such examination of law as I have deemed appropriate in order to enable me to render the opinions set forth herein. In conducting such investigation, I relied, without independent verification, upon certificates of officers of the Corporation, the Company, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Mellon Financial Corporation Mellon Funding Corporation Mellon Capital III Mellon Capital IV Mellon Capital V	July 19, 2006

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, I am of the opinion that:

1. When the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Corporation or the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Corporation or the Company, as applicable, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the Subordinated Indenture and the Existing Junior Subordinated Indenture and the New Junior Subordinated Indenture.

2. The Debt Guarantees, when endorsed upon the Senior Debt Securities, Subordinated Debt Securities or Company Junior Subordinated Debentures, as the case may be, and duly executed and upon the due execution, authentication and issuance of the Debt Securities, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Senior Indenture, Subordinated Indenture and New Junior Subordinated Indenture, as applicable, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the Subordinated Indenture and the New Junior Subordinated Indenture.

3. When the terms of the issuance and sale of the Common Stock have been duly authorized by the Corporation and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.

4. When the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Corporation and duly established in conformity with the Corporation’s Articles of Incorporation and By-laws, a certificate of amendment to the Corporation’s Articles of Incorporation with respect to the Preferred Stock of such series has been duly filed with the Secretary of the State of the Commonwealth of Pennsylvania, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related

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Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.

5. When the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Corporation and duly established in conformity with the Corporation’s Articles of Incorporation, By-laws, and the related depositary agreement, a certificate of amendment to the Corporation’s Articles of Incorporation with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and delivered to the depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

6. When the terms of the Stock Purchase Contracts or Stock Purchase Units and of their issuance and sale have been duly authorized by the Corporation, such Stock Purchase Contracts or Stock Purchase Units have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and (b) any related pledge agreement has been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts or Stock Purchase Units will constitute valid and binding obligations of the Corporation, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

7. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Corporation, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Corporation, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

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8. When the terms of each Trust Preferred Securities Guarantee and of its issuance have been duly authorized by the Corporation, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto and such Trust Preferred Securities Guarantees have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Trust Preferred Securities Guarantee will constitute a valid and binding obligation of the Corporation, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

The opinions expressed herein do not purport to cover, and I express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law.

I consent to your filing this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the related Prospectus under the caption “Validity of Securities.” By giving such consent, I do not hereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Carl Krasik